EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-86312 and No. 333-53750 of Hampshire Group, Limited on Form S-8/S-3 of our report dated March 15, 2001, appearing in this Annual Report on From 10-K of Hampshire Group, Limited for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP
- -----------------------------------------
Greenville, South Carolina
March 15, 2001

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                                                            EXHIBIT 23(A)


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3/S-8 (No. 33-86312 and No. 33-353750) of Hampshire Group, Limited of our report dated March 11, 1999 relating to the financial statements and financial statement schedules appearing on page F-3 of this Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP
- ----------------------------------------
Atlanta, Georgia
March 29, 2001